Exhibit 99.1

Motorola Mobility Announces Second-Quarter Financial Results

Second Quarter Financial Highlights

•	Net revenues of $3.3 billion, up 28 percent from second quarter 2010

•	GAAP net loss of $0.19 per share compared to net earnings of $0.27 per share in second quarter 2010

•	Non-GAAP earnings of $0.09 per share compared to $0.30 loss in second quarter 2010

•	Mobile Devices revenues of $2.4 billion, up 41 percent from second quarter 2010; GAAP operating loss of $85 million; non-GAAP operating loss of $31 million

•	Shipped 11.0 million mobile devices, including 4.4 million smartphones and 440,000 tablets

•	Home revenues of $907 million, up 2 percent from second quarter 2010; GAAP operating earnings of $62 million; non-GAAP operating earnings of $90 million

LIBERTYVILLE, Ill. – July 28, 2011 – Motorola Mobility Holdings, Inc. (NYSE: MMI) today reported net revenues of $3.3 billion in the second quarter of 2011, up 28 percent from the second quarter of 2010. The GAAP net loss in the second quarter of 2011 was $56 million, or $0.19 per share, compared to net earnings of $80 million, or $0.27 per share, in the second quarter of 2010. On a non-GAAP basis, the net earnings in the second quarter of 2011 were $26 million, or $0.09 per share, compared to a loss of $87 million, or $0.30 per share, in the second quarter of 2010.

Total cash at the end of the quarter was $3.2 billion and includes cash, cash equivalents and cash deposits, and operating cash flow was breakeven for the quarter.

Details on non-GAAP adjustments and the use of non-GAAP measures are included later in this press release and in the financial tables.

“In the second quarter, Mobile Devices launched several new smartphones in the U.S. and markets around the world. Revenues grew over 40 percent driven largely by Latin America and China where sales more than doubled year over year. Our Home business delivered another strong performance, and we introduced several innovative products and services for next generation multi-screen video solutions,” said Sanjay Jha, chairman and chief executive officer, Motorola Mobility. “With a focus on profitable growth and delivering differentiated LTE smartphones and tablets, we expect to achieve profitability in Mobile Devices in the fourth quarter and for the full year 2011.”

Operating Results

Mobile Devices net revenues in the second quarter were $2.4 billion, up 41 percent compared with the year-ago quarter. The GAAP operating loss was $85 million compared to operating earnings of $87 million in the year-ago quarter. The non-GAAP operating loss was $31 million compared to an operating loss of $109 million in the year-ago quarter. The Company shipped a total of 11.0 million mobile devices, including 4.4 million smartphones and 440,000 Motorola XOOM™ tablets. In the second quarter of 2010, the company shipped 8.3 million mobile devices, including 2.7 million smartphones.

Mobile Devices highlights:

•

Expanded Motorola DROID family at Verizon Wireless with the introduction of DROID X2 and DROID 3 by Motorola both featuring a dual-core 1GHz processor, providing better gaming experiences, web browsing, multi-tasking, and Adobe® Flash® video performance

•

Launched 4 new smartphones in China, including the Motorola XT883 with China Telecom, the newest and most advanced member of the powerful Milestone™ product family, and the XT316, Motorola’s first value priced smartphone for emerging market consumers

•

Announced plans to launch 10 devices in 2011 with Sprint, including Motorola Photon™ 4G, Sprint’s first international smartphone, the ready-for business Motorola XPRT™ smartphone, the Motorola TITANIUM™ smartphone featuring iDEN technology, and Motorola TRIUMPH™, a value priced smartphone for prepaid customers on Virgin Mobile USA

•	Expanded distribution of the ATRIX™ 4G smartphone and Motorola XOOM tablets into Latin America, China, Korea, and Europe

•

Named exclusive U.S. launch marketing partner for mobile devices and tablets by Spotify. Spotify is an award-winning digital music service that gives users on-demand access to one of the world’s largest music libraries

Home segment net revenues in the second quarter were $907 million, up 2 percent compared with the year-ago quarter. GAAP operating earnings were $62 million, compared to $29 million in the year-ago quarter. Non-GAAP operating earnings increased to $90 million from $58 million in the year-ago quarter. The Company maintained its leadership in key markets with set-top shipments up more than 10 percent as compared to the year-ago quarter.

Home highlights:

•	Introduced Motorola Televation™, a broadband video device enabling consumers to watch live TV on a connected IP device anywhere around the home

•

Launched the Medios Xperience platform which enables operators to merge video content with social networking, games and web-based content, and deliver more interactive functionality with broadcast television and video-on-demand services

•	Selected by Time Warner Cable to develop a video gateway platform capable of delivering an advanced in-home entertainment experience and announced the DCX3600M, Motorola’s first video gateway device

•	Selected by ESPN to transition all programming for ESPN and ESPN-2 networks to an MPEG-4 HD format using Motorola’s video distribution solution

Third-Quarter and 2011 Outlook

The Company’s outlook for the third quarter and full year 2011 is the following:

•	Third-quarter net earnings per share of $0.00 to $0.10

•	2011 net earnings per share of $0.48 to $0.60

•

Excludes charges associated with items of the variety typically highlighted by the Company in its quarterly earnings results, stock-based compensation expense and intangible assets amortization expense

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2011	2010
Net revenues	$3,337	$2,609
Gross margin	864	664
Operating earnings (loss)	(23)	116
Earnings (loss) before income taxes	(17)	92
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	($56)	$80

Basic earnings (loss) per common share*	($0.19)	$0.27
Diluted earnings (loss) per common share*	($0.19)	N/A

Weighted average common shares outstanding
Basic	295.8	294.3
Diluted	295.8	N/A

Non-GAAP Adjustments for second quarter of 2011 and 2010 (Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense)

	Second Quarter
Earnings Per Share Impact	2011	2010
GAAP Earnings (Loss) per Common Share *	($0.19)	$0.27

Stock-based compensation expense	0.16	0.14
Intangible assets amortization expense	0.05	0.05
Reorganization of business charges	—	0.02
Legal claim provision / settlement	0.07	(0.78)

Total Non-GAAP Adjustments **	0.28	(0.57)

Non-GAAP Earnings (Loss) per Common Share *	$0.09	($0.30)

Definitions

*	The computation of basic earnings (loss) per share for all periods prior to separation is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.
**	Earnings or loss per share (EPS) impact may not add up due to rounding.

Conference Call and Webcast

Motorola Mobility will host its quarterly conference call beginning at 5:00 p.m. (U.S. Eastern Time) on Thursday, July 28. The conference call will be webcast live with audio and slides at http://investors.motorola.com.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Mobility also has included non-GAAP measurements of results. Motorola Mobility has provided these non-GAAP measurements to help investors better understand Motorola Mobility’s core operating performance, enhance comparisons of Motorola Mobility’s core operating performance from period to period, and allow better comparisons of Motorola Mobility’s operating performance to that of its competitors. Among other things, the Company’s management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results, excluding these items, because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The Company has excluded the effects of highlighted items (and any material reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the Company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the Company’s current operating performance or comparisons to the Company’s past operating performance.

Stock-based compensation expense: The Company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the Company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues – the Company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The Company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the Company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the Company’s acquisitions. Investors should note that the use of intangible assets contributed to the Company’s revenues earned during the periods presented and will contribute to the Company’s future period revenues as well. Intangible assets amortization expense will recur in future periods. Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

Motorola Mobility cautions the reader that the risk factors below, as well as those on pages 13 through 34 in the Company’s 2010 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Mobility’s website at investors.motorola.com, could cause the Company’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about future performance, and the Company’s financial outlook for the third quarter of 2011. Many of these risks and uncertainties cannot be controlled by the Company and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the Company’s business operations, financial performance or assets as a result of becoming an independent, publicly traded company, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, and (ii) potential negative consequences of licensing certain logos, trademarks, trade names and service marks, including “MOTOROLA” to Motorola Solutions, Inc.; (2) the

Company’s ability to improve the financial performance in its Mobile Devices business, including the success of its smartphone strategy; (3) Mobile Devices’ dependency on third-party operating systems and software, including Google’s Android operating system; (4) the level of demand for the Company’s products, particularly if customers defer purchases in response to tighter credit or for other reasons; (5) the Company’s ability to introduce new products and technologies in a timely manner; (6) unexpected liabilities, expenses or business interruptions, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (7) unexpected negative consequences from the restructuring and cost reductions; (8) negative impact on the Company’s business from global economic conditions and uncertainties; (9) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand; (10) risks related to dependence on certain key suppliers; (11) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (12) risks related to the Company’s high volume of manufacturing in Asia and operations in foreign countries, including Brazil; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the Company when competing for business in foreign markets; (15) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (16) the impact of changes in governmental policies, laws or regulations; (17) the economic outlook for the telecommunications and broadband industries; (18) the outcome of currently ongoing and future tax matters; and (19) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Mobility undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Mobility

Motorola Mobility Holdings, Inc. (NYSE: MMI) fuses innovative technology with human insights to create experiences that simplify, connect and enrich people’s lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

# # #

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC. DROID is a trademark of Lucasfilm Ltd. and its related companies. Used under license. All other trademarks are the property of their respective owners. © 2011 Motorola Mobility, Inc. All rights reserved.

CONTACTS:

Media:

Jennifer Erickson

Motorola Mobility Holdings, Inc.

+1 (847) 523-2422

jennifer.erickson@motorola.com

Investors:

Dean Lindroth

Motorola Mobility Holdings, Inc.

+1 (847) 523-2858

dean.lindroth@motorola.com

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	July 2, 2011	April 2, 2011	July 3, 2010
Net revenues	$3,337	$3,032	$2,609
Costs of sales	2,473	2,277	1,945

Gross margin	864	755	664

Selling, general and administrative expenses	456	417	385
Research and development expenditures	395	357	372
Other charges (income)	20	1	(223)
Intangibles amortization	16	16	14

Operating earnings (loss)	(23)	(36)	116

Other income (expense):
Interest income (expense), net *	1	2	(18)
Gains on sales of investments	10	-	-
Other, net	(5)	(17)	(6)

Total other income (expense)	6	(15)	(24)

Earnings (loss) before income taxes	(17)	(51)	92

Income tax expense **	39	30	15

Net earnings (loss)	(56)	(81)	77

Less: Loss attributable to non-controlling interests	-	-	(3)

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(56)	$(81)	$80

Basic earnings (loss) per common share ***	$(0.19)	$(0.27)	$0.27
Diluted earnings (loss) per common share ***	$(0.19)	$(0.27)	N/A

Weighted average common shares outstanding
Basic	295.8	294.7	294.3
Diluted	295.8	294.7	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%	100.0%
Costs of sales	74.1%	75.1%	74.5%

Gross margin	25.9%	24.9%	25.5%

Selling, general and administrative expenses	13.7%	13.8%	14.8%
Research and development expenditures	11.8%	11.8%	14.3%
Other charges (income)	0.6%	0.0%	-8.5%
Intangibles amortization	0.5%	0.5%	0.5%

Operating earnings (loss)	-0.7%	-1.2%	4.4%

Other income (expense):
Interest income (expense), net *	0.0%	0.1%	-0.7%
Gains on sales of investments	0.3%	0.0%	0.0%
Other, net	-0.1%	-0.6%	-0.2%

Total other income (expense)	0.2%	-0.5%	-0.9%

Earnings (loss) before income taxes	-0.5%	-1.7%	3.5%
Income tax expense **	1.2%	1.0%	0.6%

Net earnings (loss)	-1.7%	-2.7%	3.0%

Less: Loss attributable to non-controlling interests	0.0%	0.0%	-0.1%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.7%	-2.7%	3.1%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	July 2, 2011	July 3, 2010
Net revenues	$6,369	$5,089
Costs of sales	4,750	3,830

Gross margin	1,619	1,259

Selling, general and administrative expenses	873	756
Research and development expenditures	752	739
Other charges (income)	21	(207)
Intangibles amortization	32	27

Operating loss	(59)	(56)

Other income (expense):
Interest income (expense), net *	3	(29)
Gains on sales of investments	10	-
Other, net	(22)	(22)

Total other income (expense)	(9)	(51)

Loss before income taxes	(68)	(107)

Income tax expense **	69	27

Net loss	(137)	(134)

Less: Loss attributable to non-controlling interests	-	(2)

Net loss attributable to Motorola Mobility Holdings, Inc.	$(137)	$(132)

Basic loss per common share ***	$(0.46)	$(0.45)
Diluted loss per common share ***	$(0.46)	N/A

Weighted average common shares outstanding
Basic	295.3	294.3
Diluted	295.3	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%	100.0%
Costs of sales	74.6%	75.3%

Gross margin	25.4%	24.7%

Selling, general and administrative expenses	13.7%	14.9%
Research and development expenditures	11.8%	14.5%
Other charges (income)	0.3%	-4.1%
Intangibles amortization	0.5%	0.5%

Operating loss	-0.9%	-1.1%

Other income (expense):
Interest income (expense), net *	0.0%	-0.6%
Gains on sales of investments	0.2%	0.0%
Other, net	-0.3%	-0.4%

Total other income (expense)	-0.1%	-1.0%

Loss before income taxes	-1.1%	-2.1%
Income tax expense **	1.1%	0.5%

Net loss	-2.2%	-2.6%

Less: Loss attributable to non-controlling interests	0.0%	0.0%

Net loss attributable to Motorola Mobility Holdings, Inc.	-2.2%	-2.6%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Balance Sheets

(In millions)

	July 2, 2011	April 2, 2011	July 3, 2010
Assets
Cash and cash equivalents *	$3,026	$3,116	$-
Accounts receivable, net	1,843	1,551	1,281
Inventories, net	744	859	629
Deferred income taxes **	80	114	119
Other current assets	620	561	599

Total current assets	6,313	6,201	2,628

Cash deposits	180	168	-
Property, plant and equipment, net	806	810	743
Investments	122	143	127
Deferred income taxes **	98	58	50
Goodwill	1,423	1,397	1,292
Other assets	614	652	783

Total assets	$9,556	$9,429	$5,623

Liabilities and Stockholders’ Equity
Accounts payable	1,728	1,580	1,323
Accrued liabilities	2,276	2,250	1,803

Total current liabilities	4,004	3,830	3,126

Other liabilities	648	670	495

Stockholders’ Equity:
Common stock	3	3	-
Additional paid-in capital	5,051	5,016	-
Accumulated other comprehensive loss	(13)	(9)	(328)
Retained earnings (accumulated deficit)	(137)	(81)	-
Owner’s net investment, prior to Separation	-	-	2,305

Total Motorola Mobility Holdings, Inc. stockholders’ equity	4,904	4,929	1,977

Non-controlling interests	-	-	25

Total stockholders’ equity	4,904	4,929	2,002

Total liabilities and stockholders’ equity	$9,556	$9,429	$5,623

* Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

** For periods prior to separation on January 4, 2011, income taxes were computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	July 2, 2011	April 2, 2011	July 3, 2010
Operating
Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(56)	$(81)	$80
Less: Loss attributable to non-controlling interests	-	-	(3)

Net earnings (loss)	(56)	(81)	77
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	56	54	62
Share-based compensation expense	46	40	40
Non-cash other charges (income)	18	(1)	-
Gains on sales of investments	(10)	-	-
Deferred income taxes	(4)	(11)	4
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, net	(284)	21	(97)
Inventories	115	(16)	(45)
Other current assets	23	22	9
Accounts payable and accrued liabilities	94	1	112
Other assets and liabilities	2	78	(131)

Net cash provided by operating activities	-	107	31

Investing
Acquisitions and investments	(33)	(11)	-
Proceeds from sales of investments	17	-	-
Capital expenditures	(46)	(50)	(23)
Cash deposits	(23)	-	-
Other, net	1	-	2

Net cash used for investing activities	(84)	(61)	(21)

Financing
Share-based compensation activity	(14)	16	-
Capital contribution from Former Parent, net of cash deposits of $168	-	3,032	-
Other, net	-	15	-
Net transfers to Former Parent	-	-	23

Net cash provided by (used for) financing activities	(14)	3,063	23

Effect of exchange rate changes on cash and cash equivalents	8	7	(33)

Net increase (decrease) in cash and cash equivalents	(90)	3,116	-
Cash and cash equivalents, beginning of period	3,116	-	-

Cash and cash equivalents, end of period	$3,026	$3,116	$-

* Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

Motorola Mobility Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	July 2, 2011	July 3, 2010
Operating
Net loss attributable to Motorola Mobility Holdings, Inc.	$(137)	$(132)
Less: Loss attributable to non-controlling interests	-	(2)

Net loss	(137)	(134)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	110	111
Share-based compensation expense	86	78
Non-cash other charges	17	1
Gains on sales of investments	(10)	-
Deferred income taxes	(15)	(3)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, net	(263)	51
Inventories	99	60
Other current assets	45	79
Accounts payable and accrued liabilities	95	(89)
Other assets and liabilities	80	(97)

Net cash provided by operating activities	107	57

Investing
Acquisitions and investments	(44)	(20)
Proceeds from sales of investments	17	-
Capital expenditures	(96)	(42)
Cash deposits	(23)	-
Other, net	1	6

Net cash used for investing activities	(145)	(56)

Financing
Share-based compensation activity	2	-
Capital contribution from Former Parent, net of cash deposits of $168	3,032	-
Other, net	15	-
Net transfers to Former Parent	-	(28)

Net cash provided by (used for) financing activities	3,049	(28)

Effect of exchange rate changes on cash and cash equivalents	15	27

Net increase in cash and cash equivalents	3,026	-
Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$3,026	$-

* Until separation, the Company participated in Motorola, Inc.’s centralized cash management program. Accordingly, no cash and cash equivalents are presented on the Motorola Mobility Holdings, Inc. Condensed Consolidated Balance Sheet as of any reporting period prior to separation. On January 3, 2011, the Company received a cash contribution of $3.2 billion from Motorola, Inc., which included approximately $168 million of cash deposits.

Motorola Mobility Holdings, Inc.

Segment Information

(In millions)

Summarized below are the Company’s Net revenues and Operating earnings (loss) by reportable segment for the three months and six months ended July 2, 2011 and July 3, 2010.

	Net Revenues
	Three Months Ended July 2, 2011	Three Months Ended July 3, 2010	% Change from 2010

Mobile Devices	$2,430	$1,723	41%
Home	907	886	2%

Company Totals	$3,337	$2,609	28%

	Six Months Ended July 2, 2011	Six Months Ended July 3, 2010	% Change from 2010

Mobile Devices	$4,558	$3,365	35%
Home	1,811	1,724	5%

Company Totals	$6,369	$5,089	25%

	Operating Earnings (Loss)
	Three Months Ended July 2, 2011	Three Months Ended July 3, 2010	% Change from 2010

Mobile Devices	$(85)	$87	(198)%
Home	62	29	114%

Company Totals	$(23)	$116	(120)%

	Six Months Ended July 2, 2011	Six Months Ended July 3, 2010	% Change from 2010

Mobile Devices	$(174)	$(105)	66%
Home	115	49	135%

Company Totals	$(59)	$(56)	5%

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	July 2, 2011			April 2, 2011
	GAAP Results	Non-GAAP Adjustments	Non- GAAP Results	GAAP Results	Non-GAAP Adjustments	Non- GAAP Results
Net revenues	$3,337	$-	$3,337	$3,032	$-	$3,032
Costs of sales	2,473	4	2,469	2,277	4	2,273

Gross margin	864	(4)	868	755	(4)	759

Selling, general and administrative expenses	456	28	428	417	21	396
Research and development expenditures	395	14	381	357	15	342
Other charges	20	20	-	1	-	1
Intangibles amortization	16	16	-	16	16	-

Operating earnings (loss)	(23)	(82)	59	(36)	(56)	20

Other income (expense):
Interest income, net	1	-	1	2	-	2
Gains on sales of investments	10	-	10	-	-	-
Other, net	(5)	-	(5)	(17)	-	(17)

Total other income (expense)	6	-	6	(15)	-	(15)

Earnings (loss) before income taxes	(17)	(82)	65	(51)	(56)	5

Income tax expense	39	-	39	30	-	30

Net earnings (loss)	(56)	(82)	26	(81)	(56)	(25)
Less: Earnings attributable to non-controlling interests	-	-	-	-	-	-

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(56)	$(82)	$26	$(81)	$(56)	$(25)

Basic earnings (loss) per common share	$(0.19)	$(0.28)	$0.09	$(0.27)	$(0.19)	$(0.08)
Diluted earnings (loss) per common share	$(0.19)	$(0.28)	$0.09	$(0.27)	$(0.19)	$(0.08)

Weighted average common shares outstanding
Basic	295.8	295.8	295.8	294.7	294.7	294.7
Diluted	295.8	295.8	295.8	294.7	294.7	294.7

	Percentage of Net Revenues *
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	74.1%		74.0%	75.1%		75.0%

Gross margin	25.9%		26.0%	24.9%		25.0%

Selling, general and administrative expenses	13.7%		12.8%	13.8%		13.1%
Research and development expenditures	11.8%		11.4%	11.8%		11.3%
Other charges	0.6%		0.0%	0.0%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%

Operating earnings (loss)	-0.7%		1.8%	-1.2%		0.7%

Other income (expense):
Interest income, net	0.0%		0.0%	0.1%		0.1%
Gains on sales of investments	0.3%		0.3%	0.0%		0.0%
Other, net	-0.1%		-0.1%	-0.6%		-0.6%

Total other income (expense)	0.2%		0.2%	-0.5%		-0.5%

Earnings (loss) before income taxes	-0.5%		1.9%	-1.7%		0.2%
Income tax expense	1.2%		1.2%	1.0%		1.0%

Net earnings (loss)	-1.7%		0.8%	-2.7%		-0.8%

Less: Earnings attributable to non-controlling interests	0.0%		0.0%	0.0%		0.0%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.7%		0.8%	-2.7%		-0.8%

* Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

GAAP to Non-GAAP Bridge

(In millions, except per share amounts)

	Three Months Ended			Three Months Ended
	July 2, 2011			July 3, 2010
	GAAP Results	Non-GAAP Adjustments	Non- GAAP Results	GAAP Results	Non-GAAP Adjustments	Non- GAAP Results
Net revenues	$3,337	$-	$3,337	$2,609	$-	$2,609
Costs of sales	2,473	4	2,469	1,945	6	1,939

Gross margin	864	(4)	868	664	(6)	670

Selling, general and administrative expenses	456	28	428	385	22	363
Research and development expenditures	395	14	381	372	14	358
Other charges (income)	20	20	-	(223)	(223)	-
Intangibles amortization	16	16	-	14	14	-

Operating earnings (loss)	(23)	(82)	59	116	167	(51)

Other income (expense):	-	-	-	-	-	-
Interest income (expense), net *	1	-	1	(18)	-	(18)
Gains on sales of investments	10	-	10	-	-	-
Other, net	(5)	-	(5)	(6)	-	(6)

Total other income (expense)	6	-	6	(24)	-	(24)

Earnings (loss) before income taxes	(17)	(82)	65	92	167	(75)

Income tax expense **	39	-	39	15		15

Net earnings (loss)	(56)	(82)	26	77	167	(90)
Less: Loss attributable to non-controlling interests	-	-	-	(3)	-	(3)

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	$(56)	$(82)	$26	$80	$167	$(87)

Basic earnings (loss) per common share ***	$(0.19)	$(0.28)	$0.09	$0.27	$0.57	$(0.30)
Diluted earnings (loss) per common share ***	$(0.19)	$(0.28)	$0.09	N/A	N/A	N/A

Weighted average common shares outstanding***
Basic	295.8	295.8	295.8	294.3	294.3	294.3
Diluted	295.8	295.8	295.8	N/A	N/A	N/A

	Percentage of Net Revenues ****
Net revenues	100.0%		100.0%	100.0%		100.0%
Costs of sales	74.1%		74.0%	74.5%		74.3%

Gross margin	25.9%		26.0%	25.5%		25.7%

Selling, general and administrative expenses	13.7%		12.8%	14.8%		13.9%
Research and development expenditures	11.8%		11.4%	14.3%		13.7%
Other charges (income)	0.6%		0.0%	-8.5%		0.0%
Intangibles amortization	0.5%		0.0%	0.5%		0.0%

Operating earnings (loss)	-0.7%		1.8%	4.4%		-2.0%

Other income (expense):
Interest income (expense), net *	0.0%		0.0%	-0.7%		-0.7%
Gains on sales of investments	0.3%		0.3%	0.0%		0.0%
Other, net	-0.1%		-0.1%	-0.2%		-0.2%

Total other income (expense)	0.2%		0.2%	-0.9%		-0.9%

Earnings (loss) before income taxes	-0.5%		1.9%	3.5%		-2.9%
Income tax expense **	1.2%		1.2%	0.6%		0.6%

Net earnings (loss)	-1.7%		0.8%	3.0%		-3.4%

Less: Loss attributable to non-controlling interests	0.0%		0.0%	-0.1%		-0.1%

Net earnings (loss) attributable to Motorola Mobility Holdings, Inc.	-1.7%		0.8%	3.1%		-3.3%

* For periods prior to separation on January 4, 2011, interest expense, net represents an allocation to Motorola Mobility Holdings, Inc. of the interest income and interest expense recognized by Motorola, Inc.

** For periods prior to separation on January 4, 2011, income tax expense was computed as if Motorola Mobility Holdings, Inc. had filed tax returns on a stand-alone basis separate from Motorola, Inc.

*** The computation of basic earnings (loss) per common share for all periods through December 31, 2010, is calculated using the number of shares of Motorola Mobility Holdings, Inc. common stock outstanding on January 4, 2011, following the distribution of Motorola Mobility Holdings, Inc. common stock. No measure of diluted earnings (loss) per share is presented for periods prior to separation.

**** Percentages may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Operating Earnings (Loss) after Non-GAAP Adjustments

(In millions)

Q1 2011

		TOTAL	Mobile Devices	Home
Net revenues		$3,032	$2,128	$904
Operating earnings (loss)		$(36)	$(89)	$53

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	2	2
Stock-based compensation expense	SG&A and R&D	36	23	13
Intangible assets amortization expense	Intangibles amortization	16	3	13

Less: Total non-GAAP adjustments		56	28	28

Operating earnings (loss) after non-GAAP adjustments		$20	$(61)	$81

Operating earnings (loss) as a percentage of net revenues - GAAP		-1.2%	-4.2%	5.9%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		0.7%	-2.9%	9.0%

Q2 2011

		TOTAL	Mobile Devices	Home
Net revenues		$3,337	$2,430	$907
Operating earnings (loss)		$(23)	$(85)	$62

Non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	4	3	1
Stock-based compensation expense	SG&A and R&D	42	29	13
Intangible assets amortization expense	Intangibles amortization	16	2	14
Legal claim provision	Other charges (income)	20	20	-

Less: Total non-GAAP adjustments		82	54	28

Operating earnings (loss) after non-GAAP adjustments		$59	$(31)	$90

Operating earnings (loss) as a percentage of net revenues - GAAP		-0.7%	-3.5%	6.8%
Operating earnings (loss) as a percentage of net revenues - after non-GAAP adjustments		1.8%	-1.3%	9.9%

Motorola Mobility Holdings, Inc.

Non-GAAP Adjustments (Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense)

(In millions, except per share amounts)

Q1 2011

Non-GAAP Adjustments	Statement Line	Q1 2011 PBT (Inc)/Exp	Q1 2011 Tax Inc/(Exp)	Q1 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr*
GAAP Results		$(51)	$30	$(81)	$(0.27)

Stock-based compensation expense	Cost of sales, SG&A and R&D	40	-	40	(0.14)
Intangible assets amortization expense	Intangibles amortization	16	-	16	(0.05)

Total Impact		56	-	56	(0.19)

Non-GAAP Results		$5	$30	$(25)	$(0.08)

Q2 2011

Non-GAAP Adjustments	Statement Line	Q2 2011 PBT (Inc)/Exp	Q2 2011 Tax Inc/(Exp)	Q2 2011 PAT (Inc)/Exp	EPS Impact (Incr)/Decr*
GAAP Results		$(17)	$39	$(56)	$(0.19)

Stock-based compensation expense	Cost of sales, SG&A and R&D	46	-	46	(0.16)
Intangible assets amortization expense	Intangibles amortization	16	-	16	(0.05)
Legal claim provision	Other charges (income)	20	-	20	(0.07)

Total Impact		82	-	82	(0.28)

Non-GAAP Results		$65	$39	$26	$0.09

*	EPS impact may not add up due to rounding.

Motorola Mobility Holdings, Inc.

Revenue Mix by Region

(In millions)

	Q1 2011
	TOTAL	Mobile Devices	Home

North America	62%	56%	77%
Latin America	17%	20%	11%
Greater China	11%	15%	2%
EMEA	6%	5%	8%
Rest of Asia	4%	4%	2%

Total	100%	100%	100%

	Q2 2011
	TOTAL	Mobile Devices	Home

North America	51%	43%	73%
Latin America	21%	24%	13%
Greater China	11%	14%	2%
EMEA	9%	9%	9%
Rest of Asia	8%	10%	3%

Total	100%	100%	100%